Exhibit 99.1

UPSHER-SMITH LABORATORIES, INC.	FOR IMMEDIATE RELEASE

Unigene Investor Contact:

The Investor Relations Group

Damian McIntosh/Dian Griesel, Ph.D.

Media Contact: Janet Vasquez

Phone: 212-825-3210

Upsher-Smith Laboratories, Inc. Contact:

Phill Dritsas, Phone: 763-315-2169

FDA Approves Fortical®, Unigene’s Nasal Calcitonin

Product for Postmenopausal Osteoporosis

Unigene to Receive $4 Million Milestone Payment

From Upsher-Smith

FAIRFIELD, N.J. – August 15, 2005 — Unigene Laboratories, Inc. (OTCBB: UGNE) has received approval from the U.S. Food and Drug Administration (“FDA”) for Fortical® calcitonin-salmon (rDNA origin) Nasal Spray, its patented nasal calcitonin product for the treatment of postmenopausal osteoporosis. FDA approval triggers the final milestone payment of $4 million under Unigene’s exclusive U.S. licensing agreement with Upsher-Smith Laboratories, Inc.

Fortical® will be manufactured at Unigene’s production facility in Boonton, New Jersey. The final product will be packaged, marketed and sold in the United States by Upsher-Smith. Unigene will sell the filled product to Upsher-Smith and receive royalties on Upsher-Smith’s sales.

“We are understandably excited to receive FDA approval for our first pharmaceutical product in the U.S.,” commented Dr. Warren Levy, President and CEO of Unigene. “This is a pivotal accomplishment for any company in our industry and it will provide the rapidly growing population of postmenopausal osteoporosis sufferers with an additional option for managing the disease. We are confident that Upsher-Smith’s enthusiasm and commitment to the product will give us the best opportunity to realize Fortical®’s potential. We expect that the revenues generated from sales of Fortical® will allow us to strengthen our financial position and expand our activities into new applications of our patented peptide manufacturing and oral delivery technologies.”

“We are thrilled that the FDA has approved Unigene’s Fortical® as an important therapy for the osteoporosis market, which in 2004 grew nearly 18% to reach $4 billion,” said Mark Evenstad, Upsher-Smith President and Vice Chair. “We look forward to engaging our marketing and distribution expertise to help make this important calcitonin product available to the millions of Americans affected by osteoporosis.”

-more-

Unigene/Upsher-Smith Laboratories, Inc.

FDA Approves Fortical®, Unigene’s Nasal Calcitonin

Fortical® Indication

Fortical® is indicated for the treatment of postmenopausal osteoporosis in women greater than 5 years postmenopause with low bone mass relative to healthy premenopausal women.

Conference Call Details

Unigene will host a conference call on August 15, 2005 beginning at 2:00 P.M. EDT to discuss the FDA approval of Fortical®.

Unigene invites all those interested in hearing management’s discussion of the FDA approval of Fortical to join the call by dialing 1-888-802-2266 for participants in the United States and 1-913-312-1270 for international participants and entering access code 4204125 when prompted. A replay will be available for 45 days after the call and can be accessed by dialing 1-888-203-1112 for participants in the United States and 1-719-457-0820 for international participants and entering access code 4204125 when prompted.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Unigene has licensed its oral PTH technology to GlaxoSmithKline. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com.

About Upsher-Smith

Upsher-Smith Laboratories, Inc. is a fully integrated pharmaceutical company that manufactures and markets prescription pharmaceutical, OTC and cosmetic products. Upsher-Smith is also actively involved in licensing innovative compounds that are currently in clinical development. For more information about Upsher-Smith Laboratories, call (800) 654-2299 or visit www.upsher-smith.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings.. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.